Exhibit 10.86

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

Execution

SECURITY AND PLEDGE AGREEMENT

This Security and Pledge Agreement (this “Agreement”), dated as of July 1, 2010, is made by and among PINNACLE AIRLINES CORP., a corporation organized under the laws of the State of Delaware (“PAC”), and MESABA AVIATION, INC., a corporation organized under the laws of the State of Minnesota (“Mesaba”; and, together with PAC, individually a “Grantor” and, collectively, the “Grantors”), and DELTA AIR LINES, INC., a corporation organized under the laws of the State of Delaware, in its capacity as the holder of the Promissory Note referred to below (in such capacity, the “Secured Party”).

W H E R E A S

The Secured Party, PAC and Mesaba have entered into that certain Stock Purchase Agreement of even date herewith (as may be amended, supplemented or modified from time to time, the “Purchase Agreement”), pursuant to which the Secured Party will sell and transfer to PAC and PAC will purchase and acquire from the Secured Party all of the outstanding shares of capital stock of Mesaba on the terms and conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, PAC, Mesaba and Pinnacle Airlines, Inc., a corporation organized under the laws of the State of Georgia (“PAI” and, together with PAC and Mesaba, individually, a “Borrower” and collectively, the “Borrowers”) executed and delivered to the Secured Party a joint and several Promissory Note of even date herewith in the original principal amount of $62,000,000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Promissory Note”).

Each of the Grantors is required to execute and deliver this Agreement as a condition to the obligations of the Secured Party to consummate the transactions contemplated by the Purchase Agreement and the Promissory Note.

Each Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Party.

A C C O R D I N G L Y

In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

--

Section 1.  Defined Terms.

(a)           Capitalized terms defined in the Promissory Note have the meanings given in the Promissory Note unless otherwise defined herein.  Further, as used in this Agreement, the following terms shall have the meanings indicated:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For the purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given in the preamble.

“Borrower” and “Borrowers” each have the meanings given in the recitals.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” has the meaning given in Section 2.

“Equipment” means the equipment described on Exhibit C.

“Excluded Liens” means liens of the type described in clauses (ii) and (vii) of the definition of Permitted Liens.

“Financing Statement” means any financing statement under the UCC used to perfect and preserve a security interest under the laws of any jurisdiction.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Grantor” and “Grantors” each have the meaning given in the preamble.

“Liens” means any mortgage, pledge, hypothecation, assignment, security deposit, arrangement, encumbrance, lien (statutory or other), charge or other security interest or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any other capital lease having substantially the same economic effect as any of the foregoing).

“PAC” has the meaning given in the preamble.

“PAI” has the meaning given in the recitals.

--

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Pledged Equity” means all Capital Stock of Mesaba issued as of the date hereof or hereafter.

“Proceeds” has the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Secured Party or to any Grantor or any Affiliate of any Grantor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral, (iv) products of the Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Promissory Note” has the meaning given in the recitals.

“Purchase Agreement” has the meaning given in the recitals.

“Obligations” means each Borrower’s obligations in respect of the due and punctual payment of principal and interest on the amounts owed under the Promissory Note when and as due, whether by acceleration or otherwise, and all fees, expenses, indemnities, reimbursements and other obligations of each Borrower under the Promissory Note or this Agreement (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, whether or not allowed in such proceeding or other action), in all cases whether now existing or hereafter arising or incurred and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several.

“Related Voting Rights” means any and all voting rights related to or arising out of any Capital Stock constituting Collateral.

“Requirements of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Party” has the meaning given in the preamble.

“Security Interest” means the security interest granted hereunder.

--

“UCC” means the Uniform Commercial Code as in effect in the State of New York or other relevant jurisdiction.

(b)           All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC (and specifically in Article 9 of the UCC, in the case of the definition of “instrument”), except that, to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided and shall be deemed to include any modification, amendment or restatement of the same.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.”  The singular includes the plural and the plural, the singular unless the context otherwise clearly requires.  All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Secured Party, and shall survive any termination of such other agreements until such time as the Promissory Note and all Obligations have been paid in full and terminated.

Section 2.  Security Interest.

(a)           As security for the payment and performance of all of the Obligations, each Grantor hereby pledges and grants to the Secured Party a security interest in all of such Grantor’s right, title, and interest in, to and under the following, whether now or hereafter owned, existing, arising or acquired by such Grantor and wherever located (collectively, the “Collateral”):

(i)           the Equipment;

(ii)           the Pledged Equity;

(iii)           to the extent not otherwise included in the foregoing clauses (i) and (ii), all books, records, and other documents, and all general intangibles, relating to any of the foregoing; and

(iv)           all Proceeds of any of the foregoing.

--

(b)           The Secured Party hereby agrees that the security interests and Liens in any Collateral constituting Pledged Equity (together with any Collateral of the type described in clauses 2(a)(iii) and (iv) arising out of, or related to, the Pledged Equity) shall be deemed to be immediately released and discharged with respect to such Collateral (i) in the event of a merger, dissolution or consolidation otherwise permitted by the terms of the Promissory Note or (ii) if the outstanding principal amount owed under the Promissory Note is less than $10 million.  Upon such release and discharge, the Secured Party shall, at the Grantors’ sole expense, take all required actions and execute and deliver all required documents to effect such release and discharge, including the return to the Grantors of any blank stock power with respect to the Pledged Equity and the filing of appropriate UCC amendment or termination statements.

Section 3.  Assignment of Insurance.  The Grantors hereby assign to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantors under or with respect to, any and all policies of property or casualty insurance covering the Collateral, to the extent such moneys and other rights are due or arise in respect of the Collateral, and the Grantors hereby direct the issuer of any such policy to pay any such moneys directly to the Secured Party upon request of the Secured Party (which request the Secured Party shall make only following the occurrence and during the continuance of an Event of Default).  After the occurrence and during the continuance of an Event of Default, the Secured Party may (but need not), in its own name or in the name of the Grantors, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 4.  Certain Representations, Warranties and Covenants.  Each Grantor represents and warrants as of the date hereof (it being agreed that any representation or warranty made herein with respect to Mesaba shall be made solely with respect to the time period after the Closing Date (as such term is defined in the Purchase Agreement)) and covenants as follows:

--

(a)           Title.  One of the Grantors (i) as of the date hereof, is the legal and beneficial owner of, and has good title to each item of Collateral in existence on the date hereof, free and clear of all Liens other than Permitted Liens (excluding the Excluded Liens) and (ii) will have, at the time any Grantor acquires any rights in Collateral hereafter arising, good title to each such item of Collateral free and clear of all Liens other than Permitted Liens (excluding the Excluded Liens).  Each Grantor will keep all Collateral free and clear of all Liens other than Permitted Liens (excluding the Excluded Liens) and will defend the Collateral against all claims or demands, other than claims and demands based on Permitted Liens (excluding the Excluded Liens).  No Grantor will sell, transfer (including a transfer to an Affiliate of a Grantor) or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Party, except, with respect to any Pledged Equity, in connection with any merger or dissolution otherwise permitted by the Promissory Note.  Subject to Section 2(b), in the event any Affiliate of a Grantor that is not a party to this Agreement acquires title to any of the Collateral, the Grantors will promptly, and in any event within twenty (20) Business Days, cause such Affiliate to become a party to this agreement as an additional grantor and to execute and deliver such documents and take such actions to create, grant, establish, preserve and perfect the Liens of the Secured Party to the extent required under this Agreement and the Promissory Note.

(b)           Power and Authority.  As of the date hereof, each Grantor has the corporate power and authority to perform such Grantor’s obligations hereunder and to subject the Collateral to the Security Interest.

(c)           Legal Name; Jurisdiction; Chief Executive Office; Identification Numbers.  Exhibit A hereto sets forth, as of the date hereof, each Grantor’s correct legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency), jurisdiction of organization and address of its chief executive office, and federal employer identification number.  Exhibit B hereto sets forth, with respect to PAC only, each other corporate name, trade name or similar appellation such Grantor has used in the past five (5) years.  Each Grantor, as of the date hereof, has only one state of incorporation or organization.  No Grantor will change its name, jurisdiction of organization or chief executive office without thirty (30) days’ prior written notice to the Secured Party.

(d)           Absence of Certain Financing Statements.  As of the date hereof, no Financing Statement covering all or any part of the Collateral is on file and effective in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

--

(e)           Fixtures.  The Grantors will not permit any tangible Collateral to be or become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

(f)           Capital Stock.  Exhibit D is a correct and complete list of the quantity of authorized and issued Capital Stock of each Person whose Capital Stock is included in the Pledged Equity as of the date hereof.  The Pledged Equity as of the date hereof is fully paid for and non-assessable.  Each Grantor will, upon receipt, deliver to the Secured Party in pledge as additional Collateral all securities or certificates distributed on account of the Pledged Equity or any other Collateral, including stock dividends and securities resulting from stock splits, reorganizations and recapitalizations, and all other shares of any class of Capital Stock of Mesaba now owned or hereafter acquired by such Grantor for any reason whatsoever, together in each case with blank powers executed by such Grantor.  Prior to any of the foregoing deliveries, each Grantor shall hold all such certificates or instruments, if any, in trust for the benefit of the Secured Party.

(g)           Evidence of Collateral.  Each Grantor will (i) promptly (upon receipt) deliver to the Secured Party all certificates or instruments representing or constituting its Collateral, if any, and (ii) duly endorse, in blank, each and every certificate or instrument constituting its Collateral, if any, by signing on said certificate or instrument or by signing a separate document of assignment or transfer, as required by the Secured Party.  Prior to any of the foregoing deliveries, each Grantor shall hold all such certificates or instruments, if any, in trust for the benefit of the Secured Party.

(h)           Miscellaneous Covenants. Each Grantor will:

(i)           Keep all of its tangible Collateral in good working order and condition, ordinary wear and tear excepted and from time to time make in such Collateral all needed and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies of established repute in the same general area in similar businesses.

(ii)           Promptly pay all taxes and other governmental charges levied or assessed upon or against any of its Collateral or upon or against the creation, perfection or continuance of the Security Interest except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.  Without limiting the generality of the forgoing, all interest earned upon its Collateral shall be reported to the Internal Revenue Service and all state and local taxing authorities as required by applicable law under the name and taxpayer identification number of the applicable Grantor.

--

(iii)           Not permit any of its tangible Collateral to be located in any jurisdiction in which a Financing Statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest or in which any other action is required to be, but has not in fact been, taken in order to perfect the Security Interest.

(iv)           Not permit any issuer of any Pledged Equity that is not a security (as defined in the UCC) on the date hereof to elect or otherwise take any action to cause such Capital Stock to be treated as a security under the UCC without the prior written consent of the Secured Party.

(v)           From time to time upon the request of the Secured Party, take such actions as the Secured Party may reasonably deem necessary to cause any Capital Stock that is or evidences Collateral to be a security under the UCC.

(vi)           Execute, deliver or endorse any and all assignments, security agreements, control agreements and other agreements and writings that the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement.

(vii)           Not use or keep any Collateral, or permit any Collateral to be used or kept, for any unlawful purpose or in violation of any applicable federal, state or local law, statute or ordinance, except to the extent that so using or keeping such Collateral could not reasonably be expected to materially impair rights of the Grantor or the Secured Party in such Collateral or to result in a forfeiture of such Collateral.

(viii)           Not amend or terminate any Financing Statement naming the Secured Party as secured party except upon written prior authorization of the Secured Party or upon the payment in full of all Obligations and the termination of this Agreement and the Promissory Note, except as provided in Section 9-509(d)(2) of the UCC.

--

(i)           Secured Party’s Right to Take Action. After the occurrence and during the continuance of an Event of Default, to the extent not otherwise prohibited or restricted by applicable law or the terms or conditions of any applicable contracts or agreements, the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Grantors (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions that the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Grantors shall thereupon pay the Secured Party on demand the amount of all moneys expended and all reasonable costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the default rate then applicable to any of the Obligations.  To facilitate the performance or observance by the Secured Party of such agreements of the Grantors, each Grantor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of such Grantor with the right (but not the duty) from time to time after the occurrence and during the continuance of an Event of Default to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of such Grantor, any and all instruments, documents, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Grantors under this Section (4)(i) or any other provision hereof.

Section 5.  Remedies Upon Events of Default.  If any Event of Default shall have occurred and be continuing:

--

(a)           Acceleration; Sale and Other Rights and Remedies.  The Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Grantor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Grantors to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to all applicable parties, and if notice to the Grantors of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 11) at least ten (10) Business Days prior to the date of intended disposition or other action; (iii) exercise all Related Voting Rights; and (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Grantors or against any other person or property.  The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of the Grantors that the Secured Party deems necessary or appropriate to the disposition of any Collateral after the occurrence and during the continuation of an Event of Default.  Each Grantor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Collateral permitted hereunder and understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same.  There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect.  The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof.  Each Grantor agrees that the Secured Party shall not incur any liability, and any liability of a Grantor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the UCC).  Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the

--

price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser.  Each Grantor further agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.

(b)           Direct Collection.  The Secured Party may notify any Person obligated on any of the Collateral that such obligation has been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be.  Any Grantor shall join in giving such notice, if the Secured Party so requests.  The Secured Party may, in the Secured Party’s name or in any Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.  Each Grantor hereby irrevocably authorizes and directs each such Person to, following the occurrence and during the continuance of an Event of Default, remit any and all money and other property described in this paragraph directly to the Secured Party in the Secured Party’s name alone.  Such remittances shall continue to be made to the Secured Party until the Secured Party otherwise notifies the Person in writing (which notification shall be given by the Secured Party promptly upon the cure of the relevant Event of Default).  To the extent that such remittances are made directly to the Secured Party, the remitting entity shall have no further liability to the Grantor for the same.

Section 6.  Financing Statements; Further Assurances.  The Secured Party may (and each Grantor hereby authorizes the Secured Party to) execute and file such Financing Statements and other documents as the Secured Party may at any time deem appropriate to perfect the Security Interest.  Without limiting the generality of the foregoing, each Grantor authorizes, ratifies and approves any Financing Statement filed by the Secured Party on or prior to the date of this Agreement, a copy of which has been provided to such Grantor.  Each Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that any Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

--

Section 7.  Secured Party’s Duties.  The powers conferred on the Secured Party hereunder shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping that the Secured Party accords its own property of like kind.  Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.  The Secured Party will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by a Grantor with respect to any of the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

Section 8.  Application of Proceeds.  All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied from time to time, at the election of the Secured Party, to principal and interest owed by the Borrowers under the Promissory Note.

Section 9.  Costs and Expenses.  Without limiting Section 10 of the Promissory Note, each Grantor will pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses paid or incurred by the Secured Party, including in each case all filing and recording fees and taxes and all reasonable and documented fees and expenses of counsel (determined on the basis of such counsel’s generally applicable rates, which fees may be higher than the rates such counsel charges the Secured Party in certain matters) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement.

--

Section 10.                      Waivers; Remedies; Marshalling.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the parties hereto.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  Each Grantor hereby waives all Requirements of Law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.  Without limiting the foregoing, each Grantor waives any right (except as shall required by applicable statute and cannot be waived) to require the Secured Party, before taking action against such Grantor or such Grantor’s property, to (a) proceed against any other Grantor or any other Person; (b) proceed against or exhaust any security granted by any other Grantor or any other Person; or (c) pursue any other remedy in the Secured Party’s or any other secured creditor’s power whatsoever.

Section 11.                      Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be given, and deemed given, in accordance with the Promissory Note.

Section 12.                      Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, each party hereto and its respective successors, transferees and assigns.

Section 13.  Governing Law.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14.  Waiver of Notice and Hearing.  TO THE EXTENT PERMITTED BY LAW, EACH GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.  EACH GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 15.  Headings.  Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 16.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

--

Section 17.  General.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.  Each Grantor waives notice of the execution or acceptance of this Agreement by the Secured Party.

(Signature pages follow)

--

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PINNACLE AIRLINES CORP. By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Vice President and General Counsel	MESABA AVIATION, INC. By: /s/ Brian T. Hunt Name: Brian T. Hunt Title: Vice President

Signature Page to Security and Pledge Agreement

DELTA AIR LINES, INC.

By:            /s/ Donald T. Bornhorst

Name:        Donald T. Bornhorst

Title: Senior Vice President – Delta Connection

Signature Page to Security and Pledge Agreement

Exhibit A

Grantor Information

Legal Name	Jurisdiction of Organization	Chief Executive Office (mailing address)	Federal EID
Pinnacle Airlines Corp.	Delaware	1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132	***
Mesaba Aviation, Inc.	Minnesota	1000 Blue Gentian Road, Suite 200, Eagan, MN 55121	***

Exhibit B

Additional PAC Information

Express 1 Airlines, Inc.

Exhibit C

Certain Equipment

***

Exhibit D

Capital Stock

Issuer	Class/Par Value	Authorized Shares	Issued Shares	Certificate No.
Mesaba Aviation, Inc.	Common Stock, $0.01 par value	2,000	1,000	4